UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 14, 2011

METROPCS COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2250 Lakeside Boulevard Richardson, Texas	75082
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 214-570-5800

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 14, 2011, the Board of Directors of MetroPCS Communications, Inc. (the “Company”) adopted the Fourth Amended and Restated Bylaws (the “Amended Bylaws”), which amended the Third Amended and Restated Bylaws of MetroPCS Communications, Inc., as amended, then in effect (the “Bylaws”).

The following is a summary of the material changes effected by the Amended Bylaws:

Plurality Voting for Stockholder Vote on the Election of Directors and Executive Compensation

Bylaws	Amended Bylaws
The vote of holders of a majority of the stock having voting power present in person or by proxy shall decide any question brought before a meeting of the stockholders, unless otherwise expressly required by statute, the Certificate of Incorporation or the Stockholders Agreement.

The vote of holders of a majority of the capital stock of the Company having voting power present in person or by proxy shall decide any matter brought before a meeting of the stockholders at which a quorum is present, other than the election of directors and the advisory vote on the frequency of stockholder votes related to the compensation of executives required by Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), unless otherwise required by applicable law, the Certificate of Incorporation or the Amended Bylaws.

When a quorum is present at any meeting of the stockholders, a plurality of the votes cast at such meeting by the holders of stock entitled to vote therein shall determine the election of directors and any advisory vote on the frequency of stockholder votes related to the compensation of executives required by Section 14A(a)(2) of the Exchange Act, unless otherwise required by applicable law, the Certificate of Incorporation or the Amended Bylaws.

Stockholders Entitled to Review Stock Ledger

Bylaws	Amended Bylaws
An officer of the Company shall prepare a complete list of the stockholders entitled to vote at a meeting of stockholders, and that such list shall be open for examination by any stockholder at least 10 days before every meeting for any purpose germane to the meeting.	An officer of the Company shall prepare a complete list of the stockholders entitled to vote at a meeting of stockholders, and that such list shall be open for examination by any stockholder at least 10 days before every meeting for any purpose germane to the meeting; provided, however, if the record date for determining stockholders entitled to vote is less than 10 days before the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day, and the stock ledger of the Company shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders entitled to vote.

Governing Law; Forum For Adjudication of Disputes

Bylaws	Amended Bylaws
[No current provision]	The Amended Bylaws and internal affairs of the Company shall be governed by the laws of the State of Delaware and establishes the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain actions, including derivative actions and any action asserting a breach of fiduciary duty owed by a director, officer or other employee of the Company to the Company or its stockholders.

In addition to the amendments to the Bylaws summarized above, certain other clarifying and administrative changes were made, including, among other things, clarification that once a quorum of stockholders is achieved for a meeting, the quorum is not broken by the subsequent withdrawal of votes to leave less than a quorum; description of the manner in which a proxy shall be irrevocable and the procedure to revoke any proxy that is not irrevocable; description of the rules and regulations relating to the conduct of a meeting of the stockholders and the persons who may preside at such meeting; and clarification that if the Board of Directors does not fix a record date, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

The preceding summary is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER		DESCRIPTION

3.1	—	Fourth Amended and Restated Bylaws of MetroPCS Communications, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.

Date: March 18, 2010	By:	/s/ J. Braxton Carter
J. Braxton Carter
Executive Vice President and
Chief Financial Officer